Exhibit 10.10

Share Purchase Agreement

AGREEMENT (this “Agreement”) dated as of March 5, 2019 between Ruhnn Holding Limited, a Cayman Islands exempted company with limited liability (the “Company”), and China Himalaya Investment Limited, a company incorporated under the laws of British Virgin Islands (the “Investor”).

W  I  T  N  E  S  S  E  T  H :

WHEREAS, the Company is proposing to issue and sell to the Investor (the “Offering”) 44,165,899 ordinary shares of the Company, US$0.000000001 par value per share (which will be re-designated to Class A ordinary shares upon the completion of the IPO (as defined in Section 2.1)) (the “Ordinary Shares”) upon the terms and subject to the conditions hereinafter set forth; and

WHEREAS, the Shares are being offered to the Investor pursuant to a private placement exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”);

NOW, THEREFORE, the parties hereto agree as follows:

1.                                      Agreement to Sell and Purchase the Shares.

1.1                               Upon the terms and subject to the conditions hereinafter set forth, at the Closing (as defined in Section 2.1), the Company will sell to the Investor, and the Investor will purchase from the Company 44,165,899 Ordinary Shares (the “Shares”). In the event of a stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, the number of Shares shall be adjusted accordingly to reflect such change. The aggregate cash purchase price for the Shares is the U.S. dollar equivalent (calculated at the exchange rate effective on the date of payment) of RMB490,000 (the “Cash Purchase Price”).

2.                                      Closings and Delivery of Shares and Funds.

2.1                               The completion of the purchase and sale of the Shares (the “Closing”) shall occur on a date to be mutually agreed by the Investor and the Company, but, subject to the satisfaction or waiver of the conditions set forth in Section 2.2 and Section 2.3, in any event no later than the closing date of the Company’s initial public offering of the Ordinary Shares or securities representing the Ordinary Shares in a jurisdiction outside China (the “IPO”) (the date on which the Closing occurs, the “Closing Date”), at the Company’s offices.

At the Closing, the Company shall deliver, or cause the transfer agent of the Company, being Ogier Global (Cayman) Limited  (“Ogier” or the “Transfer Agent”) to deliver, the Shares in uncertificated, book-entry form to the Investor registered in the name of the Investor together with an email confirmation from the Transfer Agent of such registration on the Closing Date (with written evidence of such registration to follow promptly after Closing to be dated as of the Closing Date), evidencing that the Shares have been issued and registered in the name of the Investor.

2.2                               The Company’s obligation to issue and sell the Shares to the Investor shall be subject to the following conditions, each of which may be waived by the Company: (a) the approvals of this Agreement and the transactions contemplated herein by the Company’s board of directors and shareholders, (b) the Investor’s agreement to a customary lock-up of 180 days after the IPO, (c) the accuracy of the representations and warranties made by the Investor and the fulfillment in all material respects of those undertakings of the Investor to be fulfilled prior to the Closing, and (d) the due execution and continued effectiveness of an equity interest transfer agreement (the “Transfer Agreement”) in relation to the transfer of 49% equity interests in Hangzhou Dayi E-Commerce Co., Ltd. (“Hangzhou Dayi”) by Hangzhou Wunai Yidui Trade Co., Ltd. (“Wunai Yidui”) to Hangzhou Hanyi E-Commerce Co., Ltd. (“Hanyi E-Commerce”), the form of which is attached here as Exhibit A.

2.3                               The Investor’s obligation to purchase the Shares shall be subject to the following condition, which may be waived by the Investor: the accuracy of the representations and warranties made by the Company and the fulfillment in all material respects of those undertakings of the Company to be fulfilled prior to the Closing.

2.4                               The Cash Purchase Price for the Shares shall be delivered by or on behalf of the Investor to the Company concurrently with payment of the transfer price for the 49% equity interests in Hangzhou Dayi by or on behalf of Hanyi E-Commerce to Wunai Yidui under the Transfer Agreement or otherwise agreed by the parties.

3.                                      Representations, Warranties and Covenants of the Company.

The Company hereby represents and warrants to, and covenants with, the Investor, that:

3.1                               The Company is a company duly incorporated as an exempted company with limited liability, validly existing and in good standing under the laws of the Cayman Islands. The Company has all requisite power and authority to carry on its business as presently conducted by it.

3.2                               The Company has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.  All corporate action required to be taken by the Company’s Board of Directors and shareholders in order to authorize the Company to enter into the Agreement, and to issue the Shares at the Closing, has been taken or will be taken prior to the Closing. This Agreement constitutes a valid, binding, and enforceable obligation of the Company, except as the enforceability of the Agreement may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, other similar laws relating to or affecting the rights of creditors generally.

3.3                               The Company has the requisite corporate power and authority to issue and sell the Shares. Notwithstanding the form of payment of the Cash Purchase Price as set forth in Section 2.4, the Shares being purchased by the Investor hereunder will, upon issuance and delivery to the Investors, be duly authorized, validly issued and fully-paid and non-assessable, and will be owned by the Investor free of liens, encumbrances and restrictions on transfer other than (a) restrictions on transfer under this Agreement and under applicable state and federal securities laws, (b) restrictions on transfer under the lockup agreement entered into by the Investor and (c) any liens, encumbrances or restrictions on transfer that are created or imposed by the Investor. The number of Shares together with the number of Ordinary Shares held by the Investor prior to the Offering, will constitute 15.0% of the number of the issued and outstanding Ordinary Shares of the Company immediately prior to the IPO (including the Shares issued in the Offering).

3.4                               In connection with any sale of Ordinary Shares that will result in such Shares no longer being subject to the resale restrictions referred to in Section 4.1(2)(a) below, the Company will cooperate with the Investor and any underwriter(s) to facilitate the timely preparation and delivery of Ordinary Shares to be sold and not bearing any restrictive Securities Act legends; and to register on Ogier’s books and records such Ordinary Shares in such denominations and such names as the Investor or the underwriter(s), if any, may request at least two business days prior to such sale of Ordinary Shares; provided that the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of The Depository Trust Company’s Direct Registration System.  For purposes of this Agreement, “business day” means any day other than a Saturday, Sunday or a day on which banking institutions are generally authorized or required by law to close in the Cayman Islands, New York, Hong Kong or mainland China.

3.5                               The entry into and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Company, (ii) conflict with, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in the violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Company, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder.

3.6                               Assuming the accuracy of the Investors representations and warranties set forth herein, the issuance and sale of the Shares by the Company to the Investor contemplated herein comply with the requirements of Regulation S and are exempted from the registration requirements of the Securities Act, and will not be integrated with the IPO pursuant to applicable rules and regulations issued under the Securities Act.  No directed selling efforts (as defined in Rule 902 of Regulation S) have been made by the Company, any of its affiliates or any person acting on its behalf with respect to any Shares.

3.7                               The Company shall use its best efforts to cause the Closing to occur as soon as possible after the execution of this Agreement. The Company agrees and undertakes to the Investor that in no event shall the Company consummate the IPO prior to the Closing Date.

4.                                      Representations, Warranties and Covenants of the Investor.

The Investor hereby represents and warrants to, and covenants with the Company that:

4.1                               (1)                                 It is not a U.S. person (as defined in Regulation S under the Securities Act) or purchasing for the account or benefit of a U.S. person.

(2)                                 The Investor understands and agrees on behalf of itself and on behalf of any investor account for which it is purchasing Shares, and each subsequent holder of Shares by its acceptance thereof will be deemed to agree, that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Shares have not been and will not be registered under the Securities Act or any other applicable securities laws and that (a) if it decides to offer, resell, pledge or otherwise transfer any of the Shares, such Shares may be offered, resold, pledged or otherwise transferred only (i) to a person whom the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, (ii) pursuant to an exemption from the registration requirements of the Securities Act, including but not limited to the exemption provided by Rule 144 under the Securities Act (if available), (iii) pursuant to an effective registration statement under the Securities Act, or (iv) to the Company, or one of its subsidiaries, in each of cases (i) through (iv) in accordance with any applicable securities laws of any state of the United States, and that (b) the Investor will, and each subsequent holder is required to, notify any subsequent purchaser of the Shares from it of the resale restrictions referred to in (a) above and will provide the Company and the Transfer Agent such certificates and other information as they may reasonably require to confirm that any transfer by such Investor of any Shares complies with the foregoing restrictions, if applicable.

(3)                                 The Investor understands that the Shares, unless sold in compliance with Rule 144 under the Securities Act, will bear a legend substantially to the following effect:

THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING BUT NOT LIMITED TO THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), SUBJECT TO THE ISSUER’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO THIS CLAUSE (II) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT AND/OR ITS TRANSFER AGENT THAT ANY SUCH EXEMPTION IS AVAILABLE TO THE HOLDER, (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (IV) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

(4)                                 The Investor represents that by reason of its, or of its management’s, business or financial experience, the Investor has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement.

(5)                                 The Investor understands that the Company and others will rely upon the truth and accuracy of the representations, acknowledgements and agreements contained herein and agrees that if any of the representations and acknowledgements deemed to have been made by it by its purchase of the Shares is no longer accurate, the Investor shall promptly notify the Company.

(6)                                 The Investor shall use its best efforts to cause Wunai Yidui to complete the transactions contemplated by the Transfer Agreement as soon as possible on or after the Closing Date.

(7)                                 The Investor is not a member of the Financial Industry Regulatory Authority (“FINRA”), an associated person or affiliate of a member of FINRA, or an underwriter of the IPO or a related person of any such underwriter (as those terms are defined for purposes of FINRA Rule 5110).

4.2                               The Investor acknowledges that it has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. The Investor has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

4.3                               The Investor acknowledges that no action has been or will be taken in any jurisdiction by the Company that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares (including any filing of a registration statement), in any jurisdiction where action for that purpose is required. The Investor will comply with all applicable laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense.

4.4                               The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and this Agreement constitutes a valid, binding, and enforceable obligation of the Investor, except as the enforceability of the Agreement may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, other similar laws relating to or affecting the rights of creditors generally.

4.5                               The entry into and performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Investor, (ii) conflict with, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in the violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

4.6                               The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice.  The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares and has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Shares.

5.                                      Survival of Representations, Warranties and Agreements.  Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor.

6.                                      Repurchase Rights.  After the Closing Date, the Company shall have the right to repurchase all of the Shares at the Cash Purchase Price from the Investor if the transfer of 49% equity interests in Hangzhou Dayi by Wunai Yidui to Hanyi E-Commerce as contemplated by the Transfer Agreement has not been completed on or before June 30, 2019 due to transferor’s failure to provide the necessary cooperation as required by the Transfer Agreement.

7.                                      Piggyback Registration.  If the Company proposes to register (including, for this purpose, a registration effected by the Company for shareholders other than the Investor) any of its Ordinary Shares under the Securities Act in connection with the public offering of such Ordinary Share by any other shareholder of the Company solely for cash (the “Registration”), the Company shall, at such time, promptly give the Investor notice of such Registration.  Upon the request of the Investor given within twenty (20) days after such notice is given by the Company, the Company shall include in such Registration all of the Shares that the Investor has requested to be included in such registration. In connection with any offering involving an underwriting of the Ordinary Shares, the Company shall not be required to register the Shares of the Investor under this Section 7 unless such Shares are included in the underwritten offering and the Investor enters into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected by the Company and setting forth such terms for the underwritten offering as have been agreed upon between the Company and the underwriters.

8.                                      Indemnification.  Each of the Company and the Investor (an “Indemnifying Party”) shall indemnify and hold each other and their directors, officers, employees, advisors and agents (collectively, the “Indemnified Party”) harmless from and against any losses, claims, damages, fines, expenses and liabilities of any kind or nature whatsoever, including but not limited to any investigative, legal and other expenses incurred in connection with, and any amounts paid in settlement of, any pending or threatened legal action or proceeding, and any taxes or levies that may be payable by such person by reason of the indemnification of any indemnifiable loss hereunder (collectively, “Losses”) resulting from or arising out of: (i) the breach of any representation or warranty of such Indemnifying Party contained in this Agreement or in any schedule or exhibit hereto; or (ii) the violation or nonperformance, partial or total, of any covenant or agreement of such Indemnifying Party contained in this Agreement.

9.                                      Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be delivered (A) if within the domestic United States, by first-class registered or certified mail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) otherwise by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail, three business days after so mailed, (ii) if delivered by a nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

(a)                                 if to the Company, to:

Ruhnn Holding Limited

4F, Building 1, Blue Collar Garment Industrial Park

Yu Hang District, Hangzhou 311100

People’s Republic of China

Attention: SUN Lei (孫雷)

(b)                                 if to the Investor, to:

China Himalaya Investment Limited

5-2-1401 Qianshuiwan City Garden

Gongshu District, Hangzhou

People’s Republic of China

(浙江省杭州市拱墅区浅水湾城市花园5-2-1401)

Attention: SHEN Jing (沈靜)

10.                               Changes.  Except as contemplated herein, this Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

11.                               Headings.  The headings of the various sections of this Agreement have been inserted for convenience or reference only and shall not be deemed to be part of this Agreement.

12.                               Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

13.                               Assignment.  Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned by the Company or the Investor without the express written consent of the other party, except that the Investor may assign all or any part of its rights and obligations hereunder to any affiliate of the Investor without the consent of the Company or any other person, provided that no such assignment shall relieve the Investor of its obligations hereunder if such assignee does not perform such obligations. Any purported assignment in violation of the foregoing sentence shall be null and void.

14.                               Applicable Law; Jurisdiction.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.  Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

15.                               Specific Performance.  The parties agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

16.                               Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Ruhnn Holding Limited

By:	/s/ FENG Min
Name: FENG Min
Title: Director

China Himalaya Investment Limited

By:	/s/ ZHANG Yi
Name: ZHANG Yi
Title: Director

[Signature Page to Share Purchase Agreement]

Exhibit A

Form of Equity Interest Transfer Agreement